UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 14, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 14, 2020, (the “Closing Date”), DPW Holdings, Inc., a Delaware corporation (the “Company”) sold and issued to an investor (i) a convertible promissory note in the principal amount of $100,000 (the “Note”) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) a five-year warrant (the “Warrant”) to purchase 50% of the number of Conversion Shares (as defined below) issuable pursuant to the Note, at an exercise price of $1.17 per share (the “Warrant Shares”), subject to the authorization from the NYSE American.

Description of Convertible Promissory Note

The principal amount of the Note, plus any accrued and unpaid interest at a rate of 10% per annum, shall be due and payable on January 12, 2021. The Note shall be convertible into shares of Common Stock (the “Conversion Shares” and with the Warrant Shares, the “Issuable Shares”), which amount shall be determined by dividing (x) the amount of the Note to be converted, multiplied by 1.35, by (y) the closing bid price effective on the date of the notice of conversion, subject to adjustments set forth in the Note; provided, however, that, subject to the limitations set forth therein, the number of shares of Common Stock issued for the initial conversion shall not exceed $135,000 divided by a price per share equal to the closing bid price effective on the date of the notice of conversion for the initial conversion, subject to a floor price of $0.35.

The Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of the Company. Any principal or interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) 10% plus thirteen percent (13%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid, payable in cash upon demand.

Pursuant to the Note, the holder thereof shall have the right, provided that Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), is unavailable for the resale of such Conversion Shares, to include the Conversion Shares as part of any other registration of securities filed by the Company in a registration statement under Securities Act (“Piggyback Registration Rights”), including, but not limited to, registration statements relating to secondary offerings of securities of the Company but excluding, among others, any registration statements on Form S-4 or S-8, or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan.

Description of Warrants

The Warrant entitles the Investor to purchase, in the aggregate, up to 50% of the number of Conversion Shares issuable pursuant to the Note at an exercise price of $1.17 per share for a period of five years subject to certain beneficial ownership limitations. The Warrant is immediately exercisable once the Company obtains approval thereof by the NYSE American. The exercise price is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The Warrant also includes Piggyback Registration Rights.

The foregoing descriptions of the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02    Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Issuable Shares described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933 and, as applicable, Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of Convertible Promissory Note
4.2	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: April 14, 2020	/s/ Milton C. Ault, III
Milton C. Ault III Chief Executive Officer